UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2017

AG ACQUISITION GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55785	82-0776144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 341-2684

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

On October 18, 2017, AG Acquisition Group, Inc. (the “Company”) filed a certificate of amendment (the “Series A Amendment”) to its certificate of incorporation that had the effect of designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Series A Amendment was approved by the Company’s board of directors on October 18, 2017.

Each share of Series A Preferred Stock has an “original issue price” of $5.50 per share (the “Original Issue Price”). The Series A Preferred Stock is entitled to receive a dividend at a rate of 1% per month, compounded annually, on the Original Issue Price per share, payable on the six month anniversary of the issuance of the applicable share(s) of Series A Preferred Stock, unless extended to the 12 month anniversary of the issuance of the applicable share(s) of Series A Preferred Stock, which extension the Company may make at its election, to the extent that such share(s) of Series A Preferred Stock have not been converted on or before such payment date (the “Dividend”). The Dividend is payable in case or in shares of common stock of the Company, at the election of the Company, at a valuation per share of common stock of $5.50.

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company (each, a “Liquidation Event”), the holders of the Series A Preferred Stock (each, a “Series A Holder”) are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock of the Company, an amount equal to the sum of (A) the Original Issue Price per share, plus (B) any accrued but unpaid dividends on the Series A Preferred Stock as of the time of the Liquidation Event. The Series A Preferred Stock does not otherwise participate in any distributions or payments to the holders of the common stock or any other classes of preferred stock of the Company. The Series A Preferred Stock has no voting rights.

Each share of Series A Preferred Stock is convertible into one share of common stock, subject to customary adjustments in the event of a forward or reverse split of the common stock. The conversion may be effected (i) by a holder of the Series A Preferred Stock at any time or (ii) at the election of the Company at any time after the one-year anniversary of the issuance of the applicable shares of Series A Preferred Stock. The Series A Preferred Stock will also automatically convert into common stock upon the effectiveness under the Securities Act of 1933, as amended (the “1933 Act”) of a re-sale registration statement pursuant to which the shares of common stock into which the Series A Preferred Stock are convertible are registered.

Subject to certain limitations, the holders of Series A Preferred Stock have the right to require the Company to register the shares of common stock resulting from the conversion of the Series A Preferred Stock for sale under the 1933 Act. The registration rights will be as set forth in a registration rights agreement, in form and substance as acceptable to the Company which, at the option of a holder of the Series A Preferred Stock, will be entered into between such holder and the Company.

Series B Preferred Stock

On October 18, 2017, the Company filed a certificate of amendment (the “Series B Amendment”) to its certificate of incorporation that had the effect of designating three shares of preferred stock as Series B Preferred Stock. The Series B Amendment was approved by the Company’s board of directors on October 18, 2017.

The Series B Preferred Stock is not entitled to receive any dividends and is not entitled to receive any distribution of any of the assets or surplus funds of the Company upon any liquidation, dissolution or winding up of the Company. The Series B Preferred Stock will not participate in any distributions or payments to the holders of the Company’s common stock or any other classes of Company preferred stock.

The Series B Preferred Stock has no voting rights except as set forth below. The prior written consent of affirmative vote of a majority of the Series B Preferred Stock is required in order for the Company to undertake any of the following actions:

(i)	Any amendment of articles of incorporation, certificate of incorporation of bylaws of the Company or any of its direct and indirect subsidiaries as to which the Company holds, directly or indirectly or beneficially, a majority of the voting power, whether existing now or in the future (each, an “AGAG Group Member” and collectively, the “AGAG Group Members”);

(ii)	Any change in the primary business of any AGAG Group Member;

(iii)	Any transfer of, or change of control with respect to, all or substantially all the assets or business of any AGAG Group Member, whether in an asset sale, stock sale, merger, consolidation, or other form of transaction having substantially similar effect;

(iv)	Any spin-off of assets of any AGAG Group Member;

(v)	the issuance of capital stock of an AGAG Group Member, or the issuance of other securities or instruments convertible into capital stock of an AGAG Group Member, except for the issuance of the Company’s common stock upon the conversion of Series A Preferred Stock of the Company; provided however, that no approval will be necessary for a firm commitment offering resulting in net proceeds to the Company of not less than $40,000,000 and a concurrent listing on a national stock exchange;

(vi)	a business or commercial transaction between an AGAG Group Member, on one hand, and any person who is or has been at any time an officer or director of an AGAG Group Member, or is John Vasquez or Jeeva Ratnathicam, or is related to any such officer or director or to John Vasquez or Jeeva Ratnathicam by blood or marriage;

(vii)	a dividend, distribution, share redemption, liquidation, or other transaction under which a shareholder of an AGAG Group Member receives cash or property in exchange for, or with respect to, shares in the same or any other AGAG Group Member;

(viii)	any dividends or distributions to shareholders of any AGAG Group Member;

(ix)	any fixing or changing of the number of directors of the Company;

(x)	any change of the principal place of business of an AGAG Group Member to a place located more than 50 miles from its location as of the date of the certificate of designations of preferences and rights of Series B Preferred Stock; or

(xi)	Any amendment of the certificate of designations of preferences and rights of Series B Preferred Stock.

Subject to the following sentence, the holders of the Series B Preferred Stock shall be entitled to name three directors to serve on the Company’s board of directors, with one director to be nominated by the holder of each share of Series B Preferred Stock (each, a “Series B Director” and collectively, the “Series B Directors”), and each share of Series B Preferred Stock shall have one vote in the election of such Series B Directors. In order for a holder of a share of Series B Preferred Stock to exercise his, her or its right to nominate a Series B Director, such holder shall have, simultaneously with such nomination or prior to such nomination, voted for the approval of the Series B Directors nominated by the other shares of Series B Preferred Stock. A Series B Director may only be removed upon the unanimous vote of all of the issued and outstanding shares of Series B Preferred Stock.

The shares of Series B Preferred Stock are not transferrable by the holder thereof, and shall be redeemed by the Company at a price of $1 per share if the holder ceases to serve as either an officer or director of the Company for any reason. The shares of Series B Preferred Stock are not convertible into any other class of shares of the Company, and have no voting rights other than as set forth above. The Series B Preferred Stock is not entitled to receive any dividends or other distributions made by the Company, whether on liquidation on otherwise.

The foregoing descriptions of the Series A Amendment and Series B Amendment are qualified in their entireties by reference to Series A Amendment and Series B Amendment, respectively, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of AG Acquisition Group, Inc. (relating to Series A Preferred Stock).
3.2	Certificate of Amendment to Certificate of Incorporation of AG Acquisition Group, Inc. (relating to Series B Preferred Stock).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG ACQUISITION GROUP, INC.

Date: October 24, 2017	By:	/s/ Laura Anthony
	Name:	Laura Anthony
	Title:	Chief Financial Officer